                                                                    EXHIBIT 99.2

                    INSTRUCTIONS AS TO THE USE OF COSI, INC.
                              RIGHTS CERTIFICATES

          CONSULT AMERICAN STOCK TRANSFER & TRUST CORPORATION OR YOUR
             BROKER AS TO ANY QUESTIONS ABOUT THIS RIGHTS OFFERING.

     The following instructions (the "Instructions") relate to a rights offering (the "Rights Offering") by Cosi, Inc., a Delaware corporation (the "Company"), to the holders of record of its common stock (the "Common Stock"), as described
in the Company's Prospectus dated November   , 2003 (the "Prospectus"). Holders
of record of shares of Common Stock as of the close of business on November 24, 2003 (the "Record Date") are receiving non-transferable subscription rights (the "Rights") to subscribe for and purchase shares of the Company's Common Stock. Each such shareholder is receiving one Right for each share of Common Stock owned as of the close of business on the Record Date. The exact number of shares you receive will equal the total dollar value for which you subscribe divided by the Subscription Price.

     No fractional shares or rights, or cash in lieu thereof, will be issued or paid. If the number of shares of Common Stock held by a shareholder on the Record Date would have resulted in the issuance of fractional Rights, the number of Rights issued to such shareholder has been rounded down to the nearest whole number.

     The Rights are evidenced by non-transferable rights certificates (the "Rights Certificates"). Unexercised Rights will expire and become null and void at 5:00 p.m., Eastern Standard Time, on December 19, 2003, unless such expiration date is extended in the sole discretion of the Company (as it may be extended, the "Expiration Date").

     Each subscription right entitles a holder to purchase a number of shares of Common Stock with a value equal to an aggregate of $0.6776, at a purchase price per share equal to the lesser of (i) $1.50 and (ii) 85% of the weighted average price per share of our Common Stock as reported on the Nasdaq National Market for the 15-trading-day period ending three business days prior to December 19, 2003 (the "Basic Subscription Privilege"). A holder of Rights is not required to purchase any shares or may elect to purchase some or all of the shares that are covered by the Basic Subscription Privilege. For example, if a stockholder owns 1,000 shares of the Company's Common Stock, the stockholder's subscription privilege will entitle such stockholder to purchase up to $677.60 worth of Common Stock in this rights offering. If the stockholder chooses to fully subscribe for the holder's basic subscription privilege, and the subscription price equals $1.50 per share, the Company will deliver to such stockholder 451 shares, and the Company will return $1.10 (because the Company will not issue fractional shares).

     If a holder subscribes for the holder's basic subscription amount and the Company's stockholders subscribe for an aggregate of more than $7.5 million pursuant to their basic subscription amount, the holder's percentage ownership of the Company's equity will be reduced. If a holder fully subscribes for the holder's basic subscription amount and the Company's stockholders subscribe for an aggregate of less than $7.5 million but more than $2 million, the holder's percentage ownership of the Company's equity will not be reduced; however, the holder's ownership percentage relative to certain of the Funding Parties (as defined in the accompanying Prospectus) will be reduced.

     The Company's current stockholders who do not participate in the rights offering will suffer a substantial dilution in their relative percentage ownership in the Company upon issuance of the Company's Common Stock to holders exercising rights in the rights offering and to the Funding Parties.

     If a holder fully exercises his or her Basic Subscription Privilege, such holder will be eligible to subscribe for and purchase additional shares of Common Stock that are offered in the Rights Offering but that are not purchased by other holders of Rights up to an aggregate offering of $7.5 million. This is referred to as the "Over-subscription Privilege." The maximum number of shares for which a holder will be able to subscribe pursuant to the Over-subscription Privilege will equal such holder's pro rata share of the total amount of shares available for over-subscription. The total value of shares available for Over-subscription will equal $7.5 million reduced by the
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total value of shares subscribed for pursuant to all stockholders' Basic
Subscription Privilege. A holder's pro rata share will be based upon the total number of shares of the Company's Common Stock and warrants to purchase shares of the Company's Common Stock owned by such holder compared to the total number of shares of the Company's Common Stock and warrants to purchase shares of the Company's Common Stock owned by all stockholders who exercised their Over-subscription Privilege and the Funding Parties. If there is an insufficient number of shares of the Company's Common Stock remaining unsold after holders have exercised their basic subscription rights to satisfy in full all subscriptions that the Company receives for additional shares, the Company will allocate the available shares among the holders who execute their Over-subscription Privilege on a pro rata basis according to their respective holdings, up to the amount such holder has subscribed for through the exercise of such holder's over-subscription privilege (see "The Rights
Offering -- Over-subscription Privilege" in the Prospectus).

     The number of Rights to which you are entitled, and the total aggregate value of shares for which you may subscribe, are printed on the face of your Rights Certificate that accompanies these Instructions. You should indicate your wishes with regard to the exercise of your Rights by completing the reverse side of the Rights Certificate and returning the completed Rights Certificate to the Company's subscription agent, American Stock Transfer & Trust Corporation, in the envelope provided. With respect to the Over-subscription Privilege, you should indicate a dollar amount on the Rights Certificate, and send such amount, equal to the aggregate amount of additional capital you want to invest in the Company, should additional shares become available for subscription.

     IN ORDER FOR YOU TO EXERCISE RIGHTS, AMERICAN STOCK TRANSFER & TRUST CORPORATION MUST HAVE RECEIVED FROM YOU PRIOR TO 5:00 P.M., EASTERN STANDARD TIME, ON THE EXPIRATION DATE, (1) YOUR RIGHTS CERTIFICATE, PROPERLY EXECUTED AND DELIVERED BY YOU, OR YOU MUST HAVE TIMELY COMPLIED WITH THE GUARANTEED DELIVERY REQUIREMENTS FOR YOUR RIGHTS CERTIFICATE THAT ARE DESCRIBED BELOW AND IN THE PROSPECTUS, AND (2) PAYMENT OF THE FULL SUBSCRIPTION PRICE FOR THE TOTAL VALUE OF SHARES OF COMMON STOCK THAT YOU WISH TO PURCHASE UNDER THE BASIC SUBSCRIPTION PRIVILEGE AND THE OVER-SUBSCRIPTION PRIVILEGE, INCLUDING FINAL CLEARANCE OF ANY CHECKS. YOU MAY NOT REVOKE OR AMEND ANY EXERCISE OF A RIGHT.

     For a more complete description of the terms and conditions of the Rights Offering, please review the Prospectus. Additional copies of the Prospectus and of the other subscription documents that are discussed below are available upon request from American Stock Transfer & Trust Corporation by calling (718) 921-8200.

     1.  Method of Exercising Rights.

     To exercise Rights, complete the reverse side of the Rights Certificate and deliver your properly completed and executed Rights Certificate, together with payment in full of the total dollar value of shares for which you wish to subscribe pursuant to the Basic Subscription Privilege and the Over-subscription Privilege, to American Stock Transfer & Trust Corporation prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date. Payment for the shares must be made in U.S. dollars by (a) check drawn upon a U.S. bank, or U.S. postal or express money order, payable to the order of American Stock Transfer & Trust Corporation, as Subscription Agent, or (b) wire transfer of funds to the account maintained by American Stock Transfer & Trust Corporation for the Rights Offering at JP Morgan Chase Bank; 55 Water Street; New York, NY 10005; ABA #021000021; Account # 323-836925. In addition, you must complete the Substitute Form W-9 accompanying the Rights Certificate.

     The address of American Stock Transfer & Trust Corporation is 59 Maiden Lane; Plaza Level; New York, NY 10038. Delivery of the Rights Certificate to another address or by facsimile will not constitute valid delivery.

     The Subscription Price will be considered to have been received by American Stock Transfer & Trust Corporation only upon (i) the clearance of a personal check, (ii) the receipt by American Stock Transfer & Trust Corporation of a certified or cashier's check drawn upon a U.S. bank or a U.S. postal money order, or (iii) the receipt of funds in American Stock Transfer & Trust Corporation's account designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, a holder of Rights who wishes to pay the Subscription Price by means of an uncertified personal

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check is urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and is urged to consider using an overnight courier service such as Federal Express or courier mail service and paying by means of a certified or cashier's check, U.S. postal money order or wire transfer of funds.

     Alternatively, you may cause a written guarantee substantially in the form of the Notice of Guaranteed Delivery that accompanies these Instructions (the "Notice of Guaranteed Delivery") to be received by American Stock Transfer & Trust Corporation prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date together with payment in full of the aggregate value of shares for which you wish to subscribe. A Notice of Guaranteed Delivery must be properly signed and completed by both (i) the holder of the Rights Certificate, and (ii) a member firm of a registered national securities exchange or member of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to American Stock Transfer & Trust Corporation. The Notice of Guaranteed Delivery must state your name, the total dollar value for which you wish to subscribe pursuant to the Basic Subscription Privilege, and, if applicable, the Over-subscription Privilege, and must guarantee the delivery to American Stock Transfer & Trust Corporation of your properly completed and executed Rights Certificate within three Nasdaq National Market trading days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Rights Certificate must be received by American Stock Transfer & Trust Corporation within three Nasdaq National Market trading days after the date of the Notice of Guaranteed Delivery.

     Brokers, banks, and other nominee holders of Rights who exercise Rights and the Over-subscription Privilege on behalf of beneficial owners of Rights will be required to certify to American Stock Transfer & Trust Corporation and the Company that, among other things, each beneficial owner for whom they are exercising the Over-subscription Privilege exercised his or her Basic Subscription Privilege in full. A form of Nominee Holder Certification that should be used for this purpose accompanies these Instructions.

     If you do not forward full payment of the aggregate value that you have indicated, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of shares which may be purchased for the Subscription Price payment delivered by you and, if any funds remain, you will be deemed to have exercised the Over-subscription Privilege to the extent of the remaining funds. For additional information about this calculation, see your Rights Certificate.

     2.  Delivery of Stock Certificates; Refunds.

     The following deliveries and payments will be made to the address shown on the face of your Rights Certificate unless you provide instructions to the contrary on the Rights Certificate.

          (a) Basic Subscription Privilege. As soon as practicable after the Expiration Date, American Stock Transfer & Trust Corporation will mail to each Rights holder who validly exercises the Basic Subscription Privilege a certificate representing shares of Common Stock purchased pursuant to the Basic Subscription Privilege.

          (b) Over-subscription Privilege. As soon as practicable after the Expiration Date, American Stock Transfer & Trust Corporation will mail to each Rights holder who validly exercises the Over-subscription Privilege a certificate representing the number of shares of Common Stock, if any, allocated to such Rights holder pursuant to the Over-subscription Privilege. American Stock Transfer & Trust Corporation may mail to each Rights holder one certificate representing the total number of shares of Common Stock purchased by such Rights holder pursuant to the Basic Subscription Privilege and the Over-subscription Privilege.

          (c) Refunds. As soon as practicable after the Expiration Date, American Stock Transfer & Trust Corporation will mail to each Rights holder who exercises the Over-subscription Privilege any excess funds, without interest, received in payment of the Subscription Price for each share of Common Stock that is subscribed for by such Rights holder but not allocated to such Rights holder pursuant to the Over-subscription Privilege.

     3.  Transfers of Rights Prohibited.

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

     All Rights received by you in the Rights Offering are non-transferable and may be exercised only by you for your own account, provided that such Rights may be transferred by operation of law in the event of the death of the record holder of the Rights or the dissolution of a record holder that is a corporation, partnership, or other entity. For questions about the exercise of Rights in such event, please contact American Stock Transfer & Trust Corporation.

     4.  Division of a Rights Certificate into Smaller Denominations.

     A broker, bank, or other nominee holding shares of Common Stock for more than one beneficial owner may, upon proper showing to American Stock Transfer & Trust Corporation, exchange its Rights Certificate to obtain two or more Rights Certificates for the number of Rights to which all such beneficial owners in the aggregate would have been entitled had each beneficial owner been a holder of record.

     5.  Execution.

     The signature on the Rights Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Rights Certificate without any alteration. Persons who sign the Rights Certificate in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by American Stock Transfer & Trust Corporation in its sole discretion, must present to American Stock Transfer & Trust Corporation satisfactory evidence of their authority to so act.

     6.  Method of Delivery.

     The method of delivery of the Rights Certificate and payment of the Subscription Price to American Stock Transfer & Trust Corporation is at the sole election and risk of the Rights holder. If you send the Rights Certificate and Subscription Price by mail, the Company recommends that you use an overnight courier service such as Federal Express, courier mail service, or registered mail, properly insured, with return receipt requested, and that you allow sufficient tine to ensure delivery to American Stock Transfer & Trust Corporation and the clearance of any checks prior to 5:00 p.m., Eastern Standard Time, on the Expiration Date.

     7. Substitute Form W-9; Taxpayer Identification Number; Possible Backup Withholding.

     Each Rights holder who elects to exercise Rights should provide American Stock Transfer & Trust Corporation with a correct taxpayer identification number ("TIN") on the Substitute Form W-9 accompanying the Rights Certificate. Failure to provide the information on Substitute Form W-9 may subject the holder to a $50 penalty for each such failure and to backup withholding with respect to dividends that may be paid by the Company on shares of Common Stock.

     If backup withholding applies to any holder of Common Stock, the Company or its transfer agent, as the case may be, will be required to withhold a portion of any dividend payments made by the Company to such holder of Common Stock at the rate prescribed under applicable Federal law. Backup withholding is not an additional tax. Rather, the amount of backup withholding is treated, like any other withheld amounts, as an advance payment of the person's tax liability, and the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

     To prevent backup withholding on dividend payments, a Rights holder who exercises Rights is required to notify American Stock Transfer & Trust Corporation of the holder's correct TIN by completing Substitute Form W-9 and certifying on Substitute Form W-9 that the TIN is correct (or that such Rights holder is awaiting a TIN). In addition, the holder is required to certify on Substitute Form W-9 that he or she is not subject to backup withholding for one of the reasons specified on Substitute Form W-9.

     Certain holders (including, among others, all corporations and certain foreign individuals) are exempt from these backup withholding and reporting requirements. In general, in order for a foreign individual to qualify as an exempt recipient, that holder must submit the appropriate IRS Form W-8 regarding the holder's foreign status. The form may be obtained from American Stock Transfer & Trust Corporation. Each exempt holder, although not required to deliver a Substitute Form W-9, is advised to deliver a completed and signed Substitute Form W-9 to American Stock Transfer & Trust Corporation to avoid possible erroneous backup withholding. See the following

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Guidelines for Certification of Taxpayer Identification Number on Substitute
Form W-9 for additional instructions.

     If the record owner of Rights is an individual, the TIN is the taxpayer's social security number. For most entities, the TIN is the employer identification number. If the shares of Common Stock issued upon the exercise of the Rights are in more than one name or are not in the name of the actual owner, consult the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional information regarding which number to report.

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

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

DETERMINING THE PROPER TAXPAYER IDENTIFICATION NUMBER

     You must enter your taxpayer identification number ("TIN") in the appropriate box on Substitute Form W-9. If you are a resident alien and you do not have and are not eligible to obtain a social security number, your TIN is your Internal Revenue Service ("IRS") individual taxpayer identification number. Enter it in the box. If you do not have a TIN, see Obtaining a Taxpayer Identification Number below.

     Social security numbers have nine digits separated by two hyphens, i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen, i.e., 00-0000000. The table below will help determine the number to provide on Substitute Form W-9.

                          GIVE THE SOCIAL SECURITY                                   GIVE THE EMPLOYEE
FOR THIS TYPE OF ACCOUNT        NUMBER OF--          FOR THIS TYPE OF ACCOUNT:   IDENTIFICATION NUMBER OF--
------------------------  ------------------------   -------------------------   --------------------------
1.  Individual            The individual             6.  A valid trust,          The legal entity
                                                     estate, or pension trust
2.  Two or more           The actual owner of the    7.  Corporate               The corporation
    individuals,          account or, if combined
    including husband     funds, the first
    and wife (joint       individual on the
    account)              account (1)
3.  Custodian account of  The minor (2)              8.  Association, club,      The organization
    a minor (Uniform                                     religious,
    Gift to Minors Act)                                  charitable,
                                                         educational, or other
                                                         tax-exempt
                                                         organization
4.  a. The usual          The grantor-trustee (1)    9.  Partnership or          The partnership limited
    revocable savings                                limited liability company   liability company (5)
    trust (grantor is
    also trustee)
    b. So-called trust    The actual owner (1)
    account that is not
    a legal or valid
    trust under state
    law
5.  Sole proprietorship   The owner (3)              10.  A broker or            The broker or nominee
                                                     registered nominee
                                                     11.  Account with the       The public entity
                                                          Department of
                                                          Agriculture in the
                                                          name of a public
                                                          entity (such as a
                                                          state or local
                                                          government, school
                                                          district, or prison)
                                                          that receives
                                                          agricultural program
                                                          payments

 ----------------

(1) Circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name, and furnish the minor's social security number.

(3) Show the name of the owner. You may also enter your business name. You may use your social security number or employer identification number.

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

(4) Circle the name of the legal trust, estate, or pension trust. Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.

(5) If, however, the limited liability company is owned by only one individual, enter the owner's social security number. If the sole owner of a limited liability company is a corporation, partnership, or other entity, enter the owner's employer identification number.

Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

OBTAINING A TAXPAYER IDENTIFICATION NUMBER

     If you do not have a TIN, you should apply for one as soon as possible. To apply for a social security number, obtain Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Obtain Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an individual taxpayer identification number if you are an individual who is not a U.S. citizen, national, or permanent resident. Obtain Form SS-4, Application for Employer Identification Number, to apply for an employer identification number. You can obtain Forms W-7 and SS-4 from the IRS.

     If you do not have a TIN but have applied for one or intend to do so in the near future, sign and date the Certificate of Awaiting Taxpayer Identification Number that follows Substitute Form W-9. For interest and dividend payments and certain payments made with respect to readily tradable instruments, you will in most cases have sixty days to obtain a TIN and give it to the Company or American Stock Transfer & Trust Corporation before you are subject to backup withholding. Other payments are subject to backup withholding, without regard to this sixty-day rule, until you provide your TIN.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

     The following payees are exempt from backup withholding on interest and dividend payments:

     - A corporation.

     - A financial institution.

     - An organization exempt from tax under Section 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) of the Code if the account satisfies the requirements of Section 401(f)(2) of the Code.

     - The United States or any of its agencies or instrumentalities.

     - A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

     - A foreign government or any of its political subdivisions, agencies, or instrumentalities.

     - An international organization or any of its agencies or instrumentalities.

     - A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

     - A real estate investment trust.

     - A common trust fund operated by a bank under Section 584(a) of the Code.

     - An entity registered at all times during the tax year under the Investment Company Act of 1940.

     - A foreign central bank of issue.

     - A middleman known in the investment community as a nominee or custodian.

     - A trust exempt from tax under Section 664 of the Code or described in
       Section 4947 of the Code.

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

     IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, YOU SHOULD STILL COMPLETE AND RETURN SUBSTITUTE FORM W-9 TO AMERICAN STOCK TRANSFER & TRUST CORPORATION TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING.

     If you are a nonresident alien or a foreign entity not subject to backup withholding, you should also give American Stock Transfer & Trust Corporation the appropriate completed Form W-8 regarding your foreign status. You can obtain the form from American Stock Transfer & Trust Corporation.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

     Dividends that are generally exempt from backup withholding include:

     - Payments to nonresident aliens subject to withholding under Section 1441 of the Code.

     - Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

     - Payments made by certain foreign organizations.

     - Payments made by an ESOP pursuant to Section 404(k) of the Code.

     Certain payments that are not subject to IRS information reporting are also not subject to backup withholding. For details, see Sections 6041, 604lA, 6042, 6044, 6045, 6049, 6050A, and 6050N of the Code and the regulations under such sections.

PRIVACY ACT NOTICE

     Section 6109 of the Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. You must provide your TIN whether or not you are required to file a tax return. Backup withholding generally applies to payments of taxable interest, dividends, and certain other payments to a payee who does not furnish a TIN to a payer. Certain penalties may also apply.

PENALTIES

     Failure to Furnish Taxpayer Identification Number. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

     Civil Penalty for False Information with Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty.

     Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

     THESE INSTRUCTIONS AS TO THE USE OF COSI, INC. RIGHTS CERTIFICATES AND GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 SUMMARIZE CERTAIN LAWS AND REGULATIONS THAT APPLY TO BACKUP WITHHOLDING AND OTHER TAX-RELATED MATTERS AS OF THE DATE OF THE PROSPECTUS. THESE LAWS AND REGULATIONS ARE SUBJECT TO BEING CHANGED IN THE FUTURE, POSSIBLY WITH RETROACTIVE EFFECT. FOR ADDITIONAL INFORMATION ABOUT BACKUP WITHHOLDING AND THE OTHER TAX-RELATED MATTERS THAT ARE DISCUSSED ABOVE, YOU SHOULD CONTACT YOUR TAX ADVISER OR THE IRS.

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